UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 1, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Fusion Pharmaceuticals, Inc. (the “Company”), the Board elected Donald A. Bergstrom, M.D., Ph.D. to serve as a member of the Board until his successor is duly elected and qualified or until his earlier resignation or removal. The number of seats on the Company’s Board was increased to nine from eight immediately prior to Dr. Bergstrom’s election.

Dr. Bergstrom brings 15 years’ experience in the biopharmaceutical industry to the Board. He currently serves as Executive Vice President, Head of Research and Development at Relay Therapeutics, Inc., a publicly-traded clinical-stage precision medicines company deploying cutting-edge experimental and computational tools to discover medicines against intractable targets. Prior to joining Relay Therapeutics in 2018, Dr. Bergstrom was Senior Vice President, Chief Medical Officer at Mersana Therapeutics, Inc., a publicly-traded clinical-stage biopharmaceutical company discovering and developing novel antibody-drug-conjugates for the treatment of cancer, from 2014 to 2018. Prior to Mersana, Dr. Bergstrom was global head of translational and experimental medicine at Sanofi Oncology. Prior to Sanofi, he held roles of increasing responsibility in oncology translational medicine and early clinical development at Merck Research Laboratories. Dr. Bergstrom does not currently serve on any other public company board of directors. Dr. Bergstrom holds an M.D. and a Ph.D. from the University of Washington, Seattle and a B.A. from the Johns Hopkins University.

Dr. Bergstrom will be entitled to receive compensation for his board service as a non-employee director in accordance with the Company’s director compensation policies. Dr. Bergstrom will receive an initial option award to purchase 34,000 common shares of the Company. As a non-employee director, Dr. Bergstrom is also entitled to an annual retainer of $35,000.

The Company also entered into an indemnification agreement with Dr. Bergstrom in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Dr. Bergstrom and any other persons pursuant to which he was selected as a director, and Dr. Bergstrom has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 1, 2021, the Company issued a press release announcing the election of Dr. Bergstrom to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc., dated April 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: April 2, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer